UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2024

ImmuCell Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (207) 878-2770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	ICCC	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2024, ImmuCell Corporation (the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, through the Sales Agent, up to $11,000,000 of shares of its common stock, par value $0.10 per share (the “Common Stock”).

The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts consistent with their normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The Nasdaq Capital Market to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Upon delivery of a sales notice to the Sales Agent, and subject to the Company’s instructions in that notice, and the terms and conditions of the Sales Agreement generally, the Sales Agent may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.

The Sales Agreement provides that the Sales Agent will be entitled to compensation for its services in an amount equal to 3.0% of the gross proceeds from the sales thereunder. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Sales Agent, other obligations of the parties and termination provisions.

The shares of Common Stock will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-278438), filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024, and declared effective by the SEC on April 9, 2024.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with entering into the Sales Agreement, on April 8, 2024, the Company entered into an amendment (the "First Amendment") to the Company’s Economic Recovery Loan Program Loan Agreement, by and between the Company and the Finance Authority of Maine dated July 17, 2023 (the “FAME Loan Agreement”). The First Amendment, among other things, amends the FAME Loan Agreement to remove any restrictions on the Company’s ability to issue equity securities, permitting sales pursuant to the Sales Agreement.

The First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the First Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	At The Market Offering Agreement, dated April 9, 2024, by and between ImmuCell Corporation and Craig-Hallum Capital Group LLC
10.1	Consent and First Amendment to Economic Recovery Loan Program Loan Agreement, dated April 8, 2024, by and between the Company and the Finance Authority of Maine
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: April 9, 2024	By:	/s/ Michael F. Brigham
	Name:	Michael F. Brigham
	Title:	President, Chief Executive Officer and Treasurer

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